U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



        Date of Report (Date of earliest event reported): March 10, 2004
                                                          --------------



                          MANAKOA SERVICES CORPORATION
                               (FORMERLY KNOWN AS
                        ELECTRONIC IDENTIFICATION, INC.)
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             (Exact name of registrant as specified in its charter)


        Nevada                         000-27365                  88-0440528
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 (State or other                     (Commission              (I.R.S. Employer
   jurisdiction                      File Number)            Identification No.)
of incorporation)



7203 W. Deschutes Avenue, Suite B, Kennewick, WA                        99336
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   (Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: (509) 736-7000

Registrant's former address: 1200 W Pender St., Suite 411, Vancouver, British Columbia, Canada V6E 2S9


Item 1. Changes in Control of Registrant

After the closing of the acquisition described in Item 2 of this Form 8-K, two individuals and one corporation now each own approximately 22.4 percent of Registrant's outstanding common stock (for a total of 66.12%). For a listing of these, see the end of Item two. As a result of this transaction, Apogee Biometrics, Inc. now holds approximately 17.5% of the Company's outstanding common stock. The company currently has no other series of stock outstanding.

No arrangements are known to Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant other than as described under Item 2.

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Item 2. Acquisition of Assets

Registrant has closed on the Stock Purchase Agreement with the shareholders of Manakoa Services Corporation ("Manakoa"), a Washington corporation (the "Agreement") as disclosed and discussed in the Form 8-K filing filed with the SEC on December 18, 2003. The full text of the Agreement as amended was filed with that Form 8-K as its Exhibit 2-1.

Subsequent to that filing, six employees of Manakoa Services Corporation exercised their options to acquire 1,000,000 shares of Manakoa Services Corporation common stock. As provided for in the Agreement, Registrant exchanged its common stock for that stock on a one for one share basis. After the exercise of such options, Manakoa Services Corporation had no further outstanding options.

In accord with the terms of the Agreement, Registrant issued a total of 19,300,000 Registrant common shares for all of the outstanding Manakoa Services Corporation common stock, which equals approximately 69.7 percent of all outstanding Registrant stock.

The share exchange ratio was determined by the Board of EIDT to be fair based in part on a Valuation Report and Related Fairness Opinion prepared at the Board's request by Evans & Evans, Inc.

A description of the business of Manakoa Services Corporation is contained in the 8-K filed December 18, 2003.

Manakoa Services Corporation had three major shareholders, each owning nearly one-third of Manakoa. After closing, each of these shareholders now owns approximately twenty-two percent of Registrant's outstanding common stock.

These shareholders are: James C. Katzaroff, who serves as Chairman and CEO of Apogee Biometrics, Inc., which holds approximately 15% Registrant's outstanding common stock; G. Robert Williams, founder of Secure Logistix (the predecessor to Manakoa Services Corporation), and the Founders Group, Inc., located in Bellevue, WA.

Item 5. Other Events

Amendments to Articles of Incorporation

Increase in authorized capital.

In order to complete the merger, Registrant needed to amend its Articles of Incorporation to provide for sufficient authorized stock to acquire Manakoa Services Corporation. As disclosed in the form 8-K filed December 18, 2003, Apogee Biometrics, Inc. (ABI), Registrant's then majority shareholder (along with holders of an additional 301,392 shares of Registrant common stock, for a total vote of 5,137,892, representing 61% of Registrant's total outstanding common stock), by written consent as allowed under the Articles of Incorporation of the Registrant and in accord with Nevada law, voted to amended the Articles of Incorporation to increase the authorized capital of Registrant from 8,750,000 to 200,000,000 shares of common stock and from 5,000,000 to 25,000,000 shares of preferred stock.

Name Change

In  recognition  of  the  acquisition  of  Manakoa  Services  Corporation,   the
Registrant's Articles of Incorporation were also amended to change Registrant's name to Manakoa Services Corporation.

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Name Change - continued

A copy of the Amended and Restated Articles I and V of the Articles of Incorporation of Manakoa Corporation (f/k/a Electronic Identification, Inc.) are attached hereto as Exhibit 3.1.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, continued acceptance of the Registrant's products, competition, new products and technological changes, intellectual property rights and other risks.

Approval of STOCK OPTION PLAN

At the same time,  these  shareholders  also approved by written consent a stock option plan for Registrant, known as the 2004 Combined Incentive and Non-Qualified Stock Option Plan that authorizes the granting of options for up to 3,000,000 shares of Registrant's common stock. As of the date of this Form 8-K, no options have been granted under this plan.

A copy of this plan is attached hereto as Exhibit 10.1.

Item 7. Financial Statements, Pro Forma Information and Exhibits

     Financial Statements
     --------------------

     The financial statements of Registrant and Manakoa as specified under Item 7(a) of Form 8-K will be filed as part of the Form 10-K SB filing for fiscal year 2003.

     Pro Forma Financial Information
     -------------------------------

     Pro Forma financial statements reflecting the effect of the acquisition of Manakoa by the Company as specified under Item 7(b) of Form 8-K, to the extent required, will also be filed as part of the Form 10-K SB filing for Fiscal Year 2003.

     Exhibits

Exhibit No.    Description
----------     ----------------------------------------------

  3.1          Amended  and  Restated  Articles  I  and  V of  the  Articles  Of
               Incorporation   of   Manakoa    Corporation   (f/k/a   Electronic
               Identification, Inc.)

  10.1         2004 Combined Incentive and Non-Qualified Stock Option Plan


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

Manakoa Services Corporation
(formerly known as
Electronic Identification, Inc.)


By: /s/ Brad Partridge                                             03/15/2004
    --------------------                                        ---------------
  Name: Brad Partridge                                                (Date)
 Title: President

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